Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES THIRD

QUARTER 2021 FINANCIAL RESULTS

●	Increased 2021 revenue visibility to 100% with $71 million committed
●	Third quarter 2021 revenue of $18.7 million, up 114% year-over-year
●	Grew direct subscribers 50% year-over-year
●	Announced enhanced strategic partnership with and investment into Nebula, the world’s largest creator-owned streaming and technology platform

SILVER SPRING, Md. (November 9, 2021) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the third quarter ended September 30, 2021.

“The triple-digit revenue growth we generated during the third quarter is a testament to the success of our unique, multifaceted content monetization strategy and the broad appeal of our award-winning factual content. With business momentum continuing into the fourth quarter, we are thrilled to announce that 100% of our fiscal year 2021 revenue target of $71 million is now committed,” said Clint Stinchcomb, President & CEO. “As we accelerate the pace of new content additions to our platform this quarter to the highest level in our company’s history, we are laying the groundwork for attractive long-term growth as we fulfill our mission to satisfy humanity's enduring curiosity about our world with premium factual content that informs, enchants and inspires.”

Third Quarter 2021 Financial Results

●	Revenue of $18.7 million, up from $8.7 million in the third quarter of 2020;
●	Total paying subscribers approximately 20 million, up 43% year-over-year;
●	Gross margin of 49% compared to 61% in the third quarter of 2020;
●	Net income of $0.8 million compared to net loss of $(6.7) million in the third quarter of 2020; and
●	EBITDA of $(7.9) million compared to EBITDA of $(6.7) million in the third quarter of 2020.

Third Quarter 2021 Business Highlights

●	Entered into an enhanced strategic partnership with and investment into Nebula, the world’s largest creator-owned streaming and technology platform with 350,000 paying subscribers and 140+ active creators who have over 120 million combined YouTube subscribers;
●	Premiered RESCUED CHIMPANZEES OF THE CONGO WITH JANE GOODALL, SECRETS OF CIVILIZATION, and BECOMING MARTIAN, a new season of BUTTERFLY EFFECT, new episodes of FASTER and BREAKTHROUGH, and our acclaimed feature-doc HEVAL; and
●	Announced a multi-year distribution partnership with fuboTV, the leading sports-first live TV streaming platform.

Financial Outlook

For the full year 2021, CuriosityStream continues to expect the following:

●	Revenue of at least $71 million, representing 80% year-over-year growth

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company's Q3 2021 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in, toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, the pace of new content additions, long-term growth and the information under the heading “Financial Outlook” in this press release. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021, as amended by the amended Annual Report on Form 10-K/A, filed with the SEC on May 7, 2021, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present EBITDA in this press release. Our use of non-GAAP financial measures, such as EBITDA, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use this non-GAAP financial measure in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. This measure provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from EBITDA: other income (expense), income taxes, depreciation and amortization, and loss / (gain) on change in fair value on warrants.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (2) EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP measure we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Curiosity Inc.

Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows and series covering science, nature, history, technology, society and lifestyle. With approximately 20 million paid subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; and Curiosity Studios, which oversees original programming. Curiosity Inc. recently completed the acquisition of One Day University, which provides access to engaging talks and lectures from leading university and college professors in the United States. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contacts:

CuriosityStream Communications

Ashley Huston

Ashley.Huston@CuriosityStream.com

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com

 CuriosityStream Inc.

Consolidated Balance Sheets

(in thousands, except par value)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$21,346	$11,203
Restricted cash	2,331	6,181
Short-term investments in debt securities	59,497	22,171
Accounts receivable	13,303	7,222
Other current assets	3,593	4,467
Total current assets	100,070	51,244

Investments in debt securities	48,830	2,825
Investments in equity method investees	9,803	-
Property and equipment, net	1,278	1,346
Content assets, net	61,737	32,926
Intangibles, net	1,490	-
Goodwill	2,963	-
Other assets	698	254
Total assets	$226,869	$88,595

Liabilities and stockholders’ equity (deficit)

Current liabilities
Current content liabilities	$7,506	$2,116
Accounts payable	5,537	3,577
Accrued expenses and other liabilities	4,819	3,313
Deferred revenue	21,999	12,678
Total current liabilities	39,861	21,684

Warrant liability	14,520	20,843
Non-current deferred rent liability	1,300	1,027
Other liabilities	196	67

Total liabilities	55,877	43,621

Stockholders’ equity (deficit)

Preferred stock, $0.0001 par value – 1,000 shares authorized at September 30, 2021 and December 31, 2020; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020	-	-

Common stock, $0.0001 par value – 125,000 shares authorized at September 30, 2021 and December 31, 2020; 52,607 shares issued and outstanding at September 30, 2021; 40,289 shares issued and 39,542 shares outstanding as of December 31, 2020	5	4

Additional paid-in capital	351,176	197,507
Accumulated other comprehensive income (loss)	(1,413)	10
Accumulated deficit	(178,776)	(152,547)
Total stockholders’ equity (deficit)	170,992	44,974
Total liabilities and stockholders’ equity (deficit)	$226,869	$88,595

CuriosityStream Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020

Revenues	$18,705	$8,744	$43,985	$28,260

Operating expenses
Cost of revenues	9,553	3,411	19,433	10,748
Advertising and marketing	9,320	7,800	33,089	28,809
General and administrative	8,058	4,286	25,943	11,907
	26,931	15,497	78,465	51,464
Operating loss	(8,226)	(6,753)	(34,480)	(23,204)

Change in fair value of warrant liability	8,345	-	6,323	-
Interest and other income	595	101	1,891	519
Equity interests income	165	-	165	-
Income (Loss) before income taxes	879	(6,652)	(26,101)	(22,685)
Provision for income taxes	49	41	128	118
Net income (loss)	$830	$(6,693)	$(26,229)	$(22,803)

Less preferred dividends and accretion of issuance costs	-	(4,523)	-	(13,114)
Net income (loss) attributable to common stockholders	$830	$(11,216)	$(26,229)	$(35,917)

Net income (loss) per share attributable to common stockholders
Basic	$0.02	$(0.85)	$(0.51)	$(2.73)
Diluted	$(0.14)	$(0.85)	$(0.63)	$(2.73)
Weighted average number of common shares outstanding
Basic	52,592	13,165	51,091	13,165
Diluted	52,677	13,165	51,736	13,165

CuriosityStream Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(26,229)	$(22,803)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	(6,323)	-
Additions to content assets	(40,954)	(14,004)
Change in content liabilities	5,390	(1,141)
Amortization of content assets	14,143	6,805
Amortization, depreciation and accretion	1,041	399
Stock-based compensation	5,446	1,256
Equity interests income	(165)	-
Changes in operating assets and liabilities
Accounts receivable	(6,046)	(4,023)
Other assets	274	(723)
Accounts payable	1,943	(3,263)
Accrued expenses and other liabilities	641	210
Deferred revenue	9,042	1,784
Net cash used in operating activities	(41,797)	(35,503)

Cash flows from investing activities
Purchases of property and equipment	(291)	(299)
Business acquisitions	(5,362)	-
Investment in equity method investees	(9,260)	-
Payment of transaction costs - equity investments	(304)	-
Sales of investments in debt securities	15,676	39,744
Maturities of investments in debt securities	50,792	8,500
Investments in debt securities	(151,861)	(12,227)
Net cash (used in) provided by investing activities	(100,610)	35,718

Cash flows from financing activities
Exercise of stock options	497	36
Exercise of warrants	54,898	-
Payments related to tax withholding	(89)	-
Proceeds from issuance of Common Stock	94,101	-
Payment of offering costs	(707)	(1,646)
Borrowings on line of credit	-	8,250
Repayments on line of credit	-	(7,300)
Net cash provided by (used in) financing activities	148,700	(660)

Net increase (decrease) in cash, cash equivalents and restricted cash	6,293	(445)
Cash, cash equivalents and restricted cash, beginning of period	17,384	8,819
Cash, cash equivalents and restricted cash, end of period	$23,677	$8,374

Supplemental schedule of non-cash financing activities:
Preferred dividends and accretion of issuance costs	$-	$13,114
Supplemental disclosure:
Capitalized transaction cost included in accounts payable and accrued expenses	$74	$-
Cash paid for taxes	$31	$250

CuriosityStream Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

Reconciliation of Net Income (Loss) to EBITDA

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020

Net income (loss)	830	(6,693)	(26,229)	(22,803)

Change in fair value of warrant liability	(8,345)	-	(6,323)	-
Interest and other income	(595)	(101)	(1,891)	(519)
Provision for Income taxes	49	41	128	118
Depreciation and amortization	186	81	403	256
EBITDA	$(7,875)	$(6,672)	$(33,912)	$(22,948)